AS FILED WITH THE SECURITIES AND EXCHANGE

COMMISSION ON MARCH 29, 2002

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
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CYSIVE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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      (2) Form, Schedule or Registration Statement No.:

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March 29, 2002

Dear Fellow Stockholder:

      You are cordially invited to attend the 2002 annual meeting of stockholders of Cysive, Inc., on Wednesday, May 15, 2002, at 10:00 a.m., local time, at the Hilton McLean Tysons Corner, 7920 Jones Branch Road, McLean, Virginia 22102.

      At the meeting, we are asking for stockholder consideration and approval of the election of one Class III director for the ensuing three years and ratification of the appointment of our independent auditors for the coming year.

      All items on the agenda are described in the accompanying Notice and Proxy Statement. Included with these soliciting materials is a proxy card for voting, an envelope, postage prepaid, in which to return your proxy, instructions for voting by telephone or on the Internet, and a copy of our Annual Report to Stockholders.

      It is important that your shares be represented at the meeting, even if you cannot attend the meeting and vote your shares in person. Please give careful consideration to the items to be voted upon, complete and sign the proxy card and return it in the envelope provided or vote by telephone or by Internet as instructed. If you return a proxy card or vote by telephone or by Internet and decide to attend the meeting, you may revoke your proxy at the meeting and vote your shares in person.

      We look forward to receiving your vote and seeing you at the meeting.

Sincerely,

Nelson A. Carbonell, Jr.
Chairman, President and Chief Executive Officer

10780 Parkridge Boulevard
Suite 400
Reston, Virginia 20191

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 15, 2002

To our Stockholders:

      The 2002 annual meeting of stockholders of Cysive, Inc. will be held at the Hilton McLean Tysons Corner, 7920 Jones Branch Road, McLean, Virginia 22102, (703) 847-5000, on Wednesday, May 15, 2002, beginning at 10:00 a.m., local time. At the meeting, the holders of Cysive’s outstanding common stock will act on the following matters:

(1) Election of one Class III director for a term of three years;

(2) Ratification of the appointment of Ernst & Young LLP as independent auditors for Cysive for the year ending December 31, 2002; and

(3) Any other matters that properly come before the meeting.

      All holders of record of shares of Cysive’s common stock at the close of business on March 19, 2002 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

      If you cannot attend the meeting in person, please sign and date the enclosed proxy, which is being solicited by the Board of Directors, and return it promptly in the enclosed envelope or vote by telephone or by Internet as instructed.

BY ORDER OF THE BOARD OF DIRECTORS,

JOHN R. LUND
Vice President, Chief Financial Officer, Treasurer and Secretary

March 29, 2002

10780 Parkridge Boulevard
Suite 400
Reston, Virginia 20191

PROXY STATEMENT

      This proxy statement contains information related to the annual meeting of stockholders of Cysive, Inc. to be held on Wednesday, May 15, 2002, beginning at 10:00 a.m., local time, at the Hilton McLean Tysons Corner, 7920 Jones Branch Road, McLean, Virginia 22102, and at any postponements or adjournments thereof.

ABOUT THE MEETING

What is the Purpose of the Annual Meeting?

      At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of one Class III director and ratification of our independent auditors. In addition, our management will report on our performance during 2001 and respond to questions from stockholders.

Who is entitled to vote at the meeting?

      Only stockholders of record at the close of business on the record date, March 19, 2002, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of our stockholders?

      Holders of our common stock may vote on all matters to be acted upon at the annual meeting. Each outstanding share of our common stock will be entitled to one vote on each matter to be voted upon at the meeting.

Who can attend the meeting?

      All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check-in at the registration desk at the meeting.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 29,388,664 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

      If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I vote by telephone or electronically?

      If you are a registered stockholder (that is, if you hold your shares in certificate form), you may vote by telephone or electronically through the Internet, by following the instructions included with your proxy card.

      If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a properly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is presented together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	“FOR” election of the nominated director (see page 4); and

•	“FOR” ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2002 (see page 12).

      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

      Election of the one Director. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of the one director. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of a director will not be voted with respect to that director, although it will be counted for purposes of determining whether there is a quorum.

      Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

      If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some matters which may come up at the meeting. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

STOCK OWNERSHIP

Who are the largest owners of our stock?

      The following table presents, as of December 31, 2001, information based upon the Company’s records and filings with the SEC regarding each person, other than a director, director nominee or executive officer of the Company, known to the Company to be the beneficial owner of more than 5% of the Company’s common stock:

	Number of Shares	Percentage
Name	Beneficially Owned	Ownership

Cramer Rosenthal McGlynn LLC(2)	3,058,200	10.4%

Dimensional Fund Advisors Inc. (1)	1,701,300	5.8%

Eric J. Magleby	1,990,750	6.8%

(1)	Based upon a Schedule 13G/ A filed with the SEC on February 12, 2002.

(2)	Based upon a Schedule 13G filed with the SEC on February 14, 2002.

How much stock do our directors and executive officers own?

      The table below shows the amount of our common stock beneficially owned, unless otherwise indicated, by our directors and our executive officers individually and as a group. Except as otherwise indicated, all information is as of March 28, 2002.

      Unless indicated otherwise below, the address for each listed director and officer is Cysive, Inc., 10780 Parkridge Boulevard, Suite 400, Reston, Virginia 20191. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The total number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by that person that are exercisable within 60 days of March 27, 2002, but excludes shares of common stock underlying options held by any other person.

	Number of Shares	Percentage
Name	Beneficially Owned	Ownership

Nelson A. Carbonell, Jr.(1)	12,814,405	39.8%

John R. Lund(2)	987,500	3.3

Jon S. Korin(3)	201,900	*

Daniel F. Gillis	—	*

Kenneth H. Holec(4)	20,000	*

John N. Carbonell(5)	185,000	*

Ken R. Hargrave(6)	153,414	*

Robert H. Skinner	10,000	*

R. Eugene Willingham(7)	311,610	1.1

All executive officers and directors as a group (9 persons)	14,683,829	43.5%

*	Less than 1% of the outstanding common stock.

(1)	Includes 10,020,600 shares of common stock owned in joint tenancy by Mr. Carbonell and his spouse, and 2,793,805 shares of common stock issuable upon the exercise of stock options.

(2)	Includes 922,100 shares of common stock issuable upon the exercise of stock options.

(3)	Includes 201,500 shares of common stock issuable upon the exercise of stock options and 400 shares of common stock owned by Mr. Korin’s children.

(4)	Includes 20,000 shares of common stock issuable upon the exercise of stock options.

(5)	Includes 140,621 shares of common stock issuable upon the exercise of stock options.

(6)	Includes 86,446 shares of common stock issuable upon the exercise of stock options.

(7)	Includes 180,000 shares of common stock issuable upon the exercise of stock options, 610 shares of common stock owned by Mr. Willingham’s spouse, and 18,500 shares of common stock issuable upon the exercise of stock options owned by Mr. Willingham’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and certain stockholders to file reports with the U.S. Securities and Exchange Commission regarding transactions in our securities. Based upon a review of filings with the U.S. Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during 2001 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

ITEM 1 — ELECTION OF ONE CLASS III DIRECTOR

Class III Director Standing for Election

      The Board is divided into three classes, having terms that expire in successive years. At each annual meeting of stockholders, one or more directors are elected for terms of three years each.

      Jon S. Korin has been nominated for election to Class III with a three-year term that will expire at the annual meeting of stockholders in 2005. Mr. Korin is an incumbent director. The Board proposes that the nominee described below be elected for a term of three years or until his successor is duly elected and qualified.

      The nominee has consented to serve a three-year term. If he becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

      Class III Director. The director standing for election is:

Name	Age	Director Since

Jon S. Korin	47	1997

      Jon S. Korin has served as a Director since April 1997. Since April 2001, Mr. Korin has served as vice president of strategic development for Northrop Grumman information technology, a $4 billion sector of Northrop Grumman Corporation. Since 1993, he served in the same role for Litton PRC, Inc., a provider of information technology and systems-based solutions for the U.S. government and commercial customers. Litton PRC was acquired by Northrop Grumman in April 2001. Mr. Korin received a B.S. from The Wharton School of the University of Pennsylvania in May 1976.

      The Board recommends that stockholders vote “FOR” the election of Jon S. Korin as a Class III Director.

Directors Continuing in Office

      Class I Directors. The following Class I directors have terms ending in 2003:

Name	Age	Director Since

Nelson A. Carbonell, Jr.	38	1994
Daniel F. Gillis	55	2001

      Nelson A. Carbonell, Jr. founded Cysive and has served as President, Chief Executive Officer and Chairman of the board of directors since we commenced operations in 1994. Mr. Carbonell serves on the Executive Committee of the Washington-Baltimore Young President’s Organization. Mr. Carbonell received a B.S. in Electrical Engineering from George Washington University in 1985.

      Daniel F. Gillis has served as a Director since June 2001. Mr. Gillis formerly served as President, Chief Executive Officer and Director of SAGA Systems, Inc. from May 1996 until its purchase by Software AG in February 2001. Mr. Gillis received a BS degree in Management from the University of Rhode Island in 1968.

      Class II Directors. The following Class II directors have terms ending in 2004:

Name	Age	Director Since

John R. Lund	40	1999
Kenneth H. Holec	47	2001

      John R. Lund has served as our Treasurer since December 1995, our Chief Financial Officer since April 1997, our Secretary since April 1999 and as a Director since April 1999. From December 1995 until April 1997, Mr. Lund served as our Vice President of Finance. Mr. Lund received a B.S. in Accounting from Brigham Young University in 1986.

      Kenneth H. Holec has served as a Director since May 2001. He has served as the interim CEO and a director of PeopleClick, Inc. since January 2002. He served as President, Chief Executive Officer and Director of ShowCase, Inc., a worldwide provider of enterprise intelligence software solutions, from November 1993 until February 2002 at which time ShowCase, Inc. was acquired by SPSS, Inc. Mr. Holec has served as a Director of Stellent Corporation (formerly IntraNet Solutions, Inc.) since January 1998 and as a Director of SPSS, Inc. since February 2002. Mr. Holec received a B.S. in Business Administration from the University of Minnesota in 1977.

How are directors compensated?

      Each non-employee director currently receives an annual retainer of $12,000 and cash compensation of $1,000 and reimbursement for reasonable travel expenses for each board meeting attended. In addition, upon their first election and each re-election to office, each director receives an option to purchase 60,000 shares of our common stock that will vest equally over the three-year term of each director.

How often did the Board meet during 2001?

      The Board met eight times during 2001 and took action by unanimous written consent three times. Each director attended more than 75% of the total number of meetings of the Board and committees on which he served.

What committees have the Board established?

      The Board of Directors has an audit committee, a compensation committee, and an executive committee. The Board also had a nominating committee during 2001.

      Audit committee. The audit committee assists the board of directors in fulfilling its responsibilities of ensuring that management maintains an adequate system of internal controls. The audit committee also reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters. These matters include the selection of the Company’s auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company’s independent auditors and the Company’s accounting practices. The audit committee’s responsibilities are more fully described in a written charter adopted by the Board, which is attached as Appendix A to the 2001 Proxy Statement. The audit committee consists of Messrs. Gillis, Holec and Korin. In 2001, the audit committee met five times. Each member of the audit committee meets the independence and experience requirements of Rule 4200(a)(14) of the National Association of Securities Dealers, Inc.’s listing standards.

      Compensation committee. The compensation committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of other employees. The compensation committee also administers our various incentive compensation, stock and benefit plans. The compensation committee consists of Messrs. Gillis, Holec and Korin. In 2001, the compensation committee met five times and took action by unanimous written consent one time.

      Executive committee. The executive committee determines the objectives and performance criteria of each member of our management team and determines the incentive compensation of other employees. The executive committee consists of Messrs. Carbonell and Lund. In 2001, the executive committee met eight times.

      Nominating committee. The nominating committee recommended to the Board of Directors those persons deemed by the committee to be suitable for nomination as the Board nominees for election to the Board of Directors. The nominating committee consisted of Messrs. Carbonell and Korin. In 2001, the nominating committee met three times. The committee was disbanded after the appointment of Mr. Gillis to the Board of Directors.

Information Concerning Executive Officers

      Certain background information about the Company’s current executive officers who are not nominees for election as director has been disclosed in Part III of the Company’s 2001 annual report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 20, 2002. A copy of the Company’s annual report (which includes such information) is being distributed to all shareholders together with this Proxy Statement.

Executive Compensation

      The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference in the specified filing.

Report of the Compensation Committee

      The compensation committee of the Board has furnished the following report on executive compensation for 2001.

      What is our philosophy of executive compensation?

      Our compensation program for executive officers consists primarily of three key elements:

•	base salary;

•	company and individual performance-based annual bonus; and

•	periodic grants of stock options.

      The compensation committee believes that this three-part approach best serves the interests of the Company and its stockholders. It enables us to meet the requirements of the highly competitive environment in which we operate while ensuring that our executive officers are compensated in a way that advances both the short- and long-term interests of stockholders. Under this approach, compensation for these executive officers involves a significant proportion of pay that is “at risk” — namely, the annual bonus and stock options. The annual variable bonus, paid quarterly, permits individual performance to be recognized on an annual basis and is based, in significant part, on an evaluation of the contribution made by the officer to Company performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of our stockholders.

      Base Salary. Base salaries for our executive officers, as well as changes in these salaries, are based upon recommendations by the compensation committee taking into account factors such as (i) competitive industry salaries, (ii) a subjective assessment of the nature of the position and (iii) the contribution and experience of the officer and the length of the officer’s service.

      Annual Bonus. Annual bonuses for our executive officers are awarded based upon individual and company-wide performance criteria established by the Board based upon recommendations of the compensation committee. In accordance with each officer’s employment agreement, the officer will receive annual bonuses in amounts determined by the compensation committee. In addition, if the Company and the individual exceed their performance criteria, the employee may receive an additional bonus equal to a portion of the Company’s revenues in excess of the target.

      Stock Options. During 2001, the compensation committee approved grants of stock options pursuant to the Second Amended and Restated 1994 Stock Option Plan. In granting stock options to the named executive officers, the compensation committee considers a number of factors including company and individual performance and the extent to which our named executive officers have unvested options.

      Stock Option Exchange Program. In January 2002, the Board approved a program to give employees an opportunity to cancel stock options previously granted to them in exchange for the issuance of new options in the future (the “Exchange Program”). The Exchange Program permitted employees who held stock options with an exercise price of more than $5.67 per share to cancel those stock options in exchange for a lesser number of options to be granted at a future date. Eligible options with a per share exercise price between $5.67 and $14.01 could be exchanged for 0.5 times the number of stock options cancelled, and eligible options with a per share exercise price greater than $14.01 could be exchanged for 0.25 times the number of options cancelled. The new stock options will be granted on or after August 23, 2002, and the exercise price will be the closing price of our Common Stock on the date of grant. Executive officers and directors of the Company were not eligible to participate in the Exchange Program. All other employees who held eligible stock options were eligible. The Board approved the Exchange Program because the board determined that the eligible stock options no longer had sufficient value to motivate, retain and reward employees.

How is our chief executive officer compensated?

      Mr. Carbonell, our Chief Executive Officer, has an annual base salary of $195,000 pursuant to his employment agreement. Mr. Carbonell is eligible for a bonus determined by his performance and the Company’s performance based on criteria established by the compensation committee. For 2001, Mr. Carbonell was not awarded a bonus and received no stock options.

How are we addressing internal revenue code limits on deductibility of compensation?

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. The compensation committee currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements. For 2001, none of our executive officers’ compensation subject to the deductibility limits exceeded $1 million.

      The Board and the compensation committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Daniel F. Gillis
Kenneth H. Holec
Jon S. Korin

Compensation Committee Interlocks and Insider Participation

      Our compensation committee is comprised of Messrs. Gillis, Holec and Korin. None of the members of our compensation committee was at any time during 2001 an officer or employee of the Company.

Summary Compensation Table

      The following table summarizes the compensation paid to or earned by our Chief Executive Officer and all other executive officers whose salary and bonus for services rendered in all capacities for the years ended December 31, 1999, 2000 and 2001 exceeded $100,000. We use the term “named executive officers” to refer to these people in this proxy statement.

					Long-Term
					Compensation Awards

		Annual Compensation			Restricted		Securities
					Stock		Underlying	All Other
Name and Principal Position(s)	Year	Salary	Bonus		Awards		Options	Compensation

Nelson A. Carbonell, Jr.	2001	$205,475	—				—	—
Chairman, President and	2000	197,262	$268,031				—	—
Chief Executive Officer	1999	185,226	326,700				2,925,000	—

John R. Lund	2001	$169,294	—		$24,688	(4)	75,000	—
Chief Financial Officer	2000	146,334	$73,055				—	—
Treasurer and Secretary	1999	133,642	128,270				750,000	—

John N. Carbonell(1)	2001	$169,314	—		$37,031	(5)	125,000	—
Vice President								—

Ken R. Hargrave(1)	2001	$169,224	$40,923	(2)	$37,031	(5)	125,000	—
Vice President								—

Robert H. Skinner(1)	2001	$69,908	$40,000	(3)			200,000	—
Vice President								—

R. Eugene Willingham(1)	2001	$168,989	—		$37,031	(5)	125,000	—
Vice President

(1)	Became an executive officer during 2001.

(2)	Reimbursement of interest paid under a loan relating to two relocations undertaken at the request of the Company.

(3)	Signing bonus.

(4)	Represents 5,000 restricted shares of common stock which fully vested on January 19, 2002. The value of the shares on December 31, 2001 was $14,050. We did not pay any dividends on our common stock prior to the vesting date.

(5)	Represents 7,500 restricted shares of common stock which fully vested on January 19, 2002. The value of the shares on December 31, 2001 was $21,075. We did not pay any dividends on our common stock prior to the vesting date.

2001 Option Exercises and Fiscal Year-End Values

      The following table presents summary information with respect to stock options owned by the named executive officers at December 31, 2001, and with respect to stock options exercised by the named executive officers during the fiscal year ended December 31, 2001. The values of unexercised in-the-money options shown below have been calculated on the basis of $2.81 per share, the last reported sale price for our common stock on the Nasdaq National Market on December 31, 2001, less the exercise price, multiplied by the number of shares underlying those options.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
			December 31, 2001		December 31, 2001
	Shares Acquired
Name	on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Nelson A. Carbonell, Jr.	—	—	2,662,610	262,390	$6,120,885	$518,220

John R. Lund(1)	—	—	1,015,850	281,250	1,939,182	123,313

John N. Carbonell(2)	—	—	231,876	533,750	219,883	69,188

Ken R. Hargrave(3)	—	—	200,196	442,500	158,965	44,044

Robert H. Skinner	—	—	—	200,000	—	60,000

R. Eugene Willingham(4)	—	—	208,750	436,250	253,688	115,313

(1)	Includes 300,000 options cancelled in January 2002. The cancelled options were not eligible for exchange under the stock option Exchange Program, and the officer did not receive any consideration for the cancellation.

(2)	Includes 500,000 options cancelled in January 2002. The cancelled options were not eligible for exchange under the stock option Exchange Program, and the officer did not receive any consideration for the cancellation.

(3)	Includes 420,000 options cancelled in January 2002. The cancelled options were not eligible for exchange under the stock option Exchange Program, and the officer did not receive any consideration for the cancellation.

(4)	Includes 340,000 options cancelled in January 2002. The cancelled options were not eligible for exchange under the stock option Exchange Program, and the officer did not receive any consideration for the cancellation.

Option Grants in 2001

      We granted the following stock options to our named executive officers during the year ended December 31, 2001. The percentages in the table below are based on options to purchase 3,573,000 shares of common stock granted under our stock option plan in the year ending December 31, 2001 to our employees and directors. The exercise price per share of each option was equal to the closing price of our common stock on the date of grant. Potential realizable values are net of the exercise price before taxes and are based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the 5-year or 10-year term. These numbers are calculated based on the requirements of the SEC and do not reflect our estimate of future stock priced growth.

	Individual Grants
					Potential Realizable
	Number				Value Assumed Annual
	of	Percent of			Rates of Stock Price
	Securities	Total Options			Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees in	Price per	Expiration
Name	Granted	Fiscal Year	Share	Date	5%	10%

John N. Carbonell	125,000	3.50%	$3.25	5/31/2011	$255,488	$647,458

Ken R. Hargrave	125,000	3.50%	$3.25	5/31/2011	$255,488	$647,458

John R. Lund	25,000	0.70%	$2.51	7/24/2011	$39,463	$100,007
	50,000	1.40%	$2.80	6/22/2011	$88,045	$223,124

Robert H. Skinner	200,000	5.60%	$2.51	7/24/2011	$315,705	$800,059

R. Eugene Willingham	125,000	3.50%	$3.25	5/31/2011	$255,488	$647,458

Comparison of Cumulative Total Returns

      The following graph compares the performance of our common stock with the performance of the Nasdaq Composite Index and an index of publicly traded companies in the software industry based on Standard Industrial Classification 7371 from October 15, 1999, when our common stock began trading publicly, through December 31, 2001. The graph assumes that $100 was invested on October 15, 1999 in our common stock, the Nasdaq Composite Index and the peer group index, and that all dividends, if any, were reinvested.

[GRAPH]

	Cysive	Nasdaq Composite	SIC 7371

10/15/99	100.0000	100.0000	100.0000
12/31/99	190.8930	148.8340	169.6480
12/31/00	21.8543	89.5513	78.4628
12/31/01	14.8870	71.0370	62.9730

Employment Agreements

      We have entered into employment agreements with Messrs. Nelson Carbonell Jr., John R. Lund, John N. Carbonell, Ken R. Hargrave, Robert H. Skinner and R. Eugene Willingham. Each agreement has an initial term of four years and will be extended for two additional years unless we or the employee elects to terminate the agreement 60 days prior to the fourth anniversary of the effective date of the employment agreements. Under these agreements, each employee will receive an annual base salary established by our chief executive officer, or, in the case of our chief executive officer, established by the Board, as recommended by the compensation committee. In addition to the compensation referenced above, each employee is eligible to receive an annual bonus, conditioned upon individual and company-wide performance criteria established by the Board, as recommended by the compensation committee. In addition, if Company and employee performance criteria are exceeded, the employee may receive an additional bonus equal to a portion of the Company’s revenues in excess of the original targets.

      If, during the term of one of these agreements, we terminate the employee’s employment without cause or the employee terminates his employment for good reason, the employee will be entitled to receive his base salary and all employee benefits for a period of one year from the date of the termination of employment. Under the terms of these agreements, these employees have agreed to preserve the confidentiality and the proprietary nature of all information relating to our business during the term of the agreement and for three years after the term of the agreement ends. In addition, each of these employees has agreed to non-competition and non-solicitation provisions that will be in effect during the term of his agreement and for one year, with respect to non-competition, and, with respect to non-solicitation, two years, after the term of the agreement ends.

ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Ratification of Appointment

      We have appointed Ernst & Young LLP as our independent auditors for the year ending December 31, 2002. Ernst & Young LLP has served as our independent auditors since we commenced operations in 1994. Services provided to us by Ernst & Young LLP in 2001 included the examination of our financial statements, limited reviews of quarterly reports, services related to filings with the U.S. Securities and Exchange Commission, and consultations on various tax matters.

      Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

      The Board recommends that stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2002.

      In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

Report of the Audit Committee

      The audit committee of the Board is composed of three independent outside directors, as defined in Rule 4200(a)(14) of the National Association of Securities Dealers, Inc.’s listing standards. The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process, and is more fully described in its charter which the Committee has adopted and was included as Exhibit A to the Company’s 2001 proxy statement.

      Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

      The Audit Committee has prepared the following report on its activities with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2001 (for purposes of this report, the “audited financial statements”). The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference in the specified filing.

      The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and has discussed with Ernst & Young LLP its independence from the Company.

      The fees paid by the Company to Ernst & Young LLP, its independent auditors, for the fiscal year ended December 31, 2001 were as follows:

      Financial Statement Review. We were billed an aggregate of $110,520 in fees by Ernst & Young LLP, our independent auditors, in connection with professional services rendered for (i) the audit of our financial statements for the year ended December 31, 2001 and (ii) the reviews of the financial statements included in our Forms 10-Q filed with the U.S. Securities and Exchange Commission on May 15, 2001, August 10, 2001 and November 13, 2001.

      Financial Information Systems Design and Implementation Fees. We did not contract with Ernst & Young LLP, our independent auditors, in connection with professional services rendered in connection with financial information systems design and implementation.

      All Other Fees. We were billed an aggregate of $12,221 in fees by Ernst & Young LLP, our independent auditors, in connection with all other professional services rendered for the year ended December 31, 2001, including the review of our S-8 registration statements and advice on franchise tax and stock option exchange matters.

      The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining auditor independence and determined that Ernst & Young LLP’s non-audit work did not compromise its independence as auditor.

      Based on the Audit Committee’s review of the Company’s audited financial statements and the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the U.S. Securities and Exchange Commission.

Daniel F. Gillis
Kenneth R. Holec
Jon S. Korin

OTHER MATTERS

      As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies submitted to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

      Advance Notice Procedures. Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting, which includes stockholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to the Company, containing the information specified in the bylaws, not less than 60 or more than 90 days prior to the first anniversary of the preceding year’s annual meeting. These requirements are separate from and in addition to the U.S. Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

      Stockholder Proposals for the 2003 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2003 may do so by following the procedures prescribed in U.S. Securities and Exchange Commission Rule l4a-8. To be eligible for inclusion, stockholder proposals must be received by our Secretary no later than December 13, 2002.

      Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by us. The cost of soliciting proxies in the enclosed form will be borne by us. We have retained Mackenzie Partners, Inc. to aid in the solicitation. For these services, we will pay Mackenzie Partners, Inc. a fee of $5,000 and reimburse it for certain out-of-pocket disbursements and expenses. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

By Order of the Board of Directors,

John R. Lund
Vice President, Chief Financial Officer, Treasurer and Secretary

March 29, 2002

YOU MAY VOTE TOLL-FREE BY TELEPHONE OR ON THE INTERNET

(or by completing the proxy card below and returning it by mail)

TO VOTE BY TELEPHONE OR INTERNET, USE THE CONTROL NUMBER IN THE BOX BELOW

Call Toll-Free
on a Touch-Tone Telephone
24 hours a day, 7 days a week
1-866-257-2283
Have this form available when you call the toll-free number. Then, enter your control number and follow the simple prompts.

To vote by internet,
have this form available and follow the directions when you visit:
https://www.proxyvotenow.com/cyv

CUTOFF FOR VOTING BY INTERNET OR TELEPHONE IS 3:00 PM E.D.T. ON MAY 14, 2002.

CONTROL NUMBER FOR TELEPHONIC/INTERNET VOTING

DO NOT RETURN THIS CARD IF YOU HAVE VOTED BY TELEPHONE OR INTERNET.

▼ FOLD AND DETACH HERE AND READ REVERSE SIDE ▼

Cysive.

The undersigned hereby appoints Nelson A. Carbonell, Jr. and John R. Lund, with full power of substitution, as proxies to vote all shares of Cysive, Inc. held of record by the undersigned at the close of business on March 19, 2002 and entitled to vote at the Annual Meeting of Stockholders of Cysive, Inc. to be held on May 15, 2002, at 10:00 a.m., local time, at the Hilton McLean Tysons Corner, 7920 Jones Branch Drive, on the matters identified and as directed on the reverse side of this card, or, if not so directed, in accordance with the recommendations of the Board, and upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CYSIVE, INC.

This proxy will be voted as directed. If no direction is given, this proxy will be voted FOR Jon S. Korin as Director and FOR Item 2 and in the discretion of the proxy for any other matters properly presented at the meeting.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we've provided or return it to Cysive, Inc., 10780 Parkridge Blvd., Suite 400, Reston, Virginia 20191.

If you vote by telephone or vote using the Internet, please do not mail this proxy card.

THANK YOU FOR VOTING

▼ FOLD AND DETACH HERE AND READ REVERSE SIDE ▼

CYSIVE, INC.

Please mark your vote as indicated in this example [x]

For multiple accounts only!! — Mark this box to discontinue annual report mailing for this account ❑

The Board recommends a vote for Items 1 and 2

(1) ELECTION OF DIRECTORS:
(01) Jon S. Korin

FOR	AGAINST	ABSTAIN:
❑	❑	❑

(2) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2002.

FOR	AGAINST	ABSTAIN
❑	❑	❑

Signature ______________________ Date ________ Signature of Co-Owner (if any) ______________________

PLEASE DATE; SIGN EXACTLY AS YOUR NAME APPEARS ON THE MAILING LABEL, UNLESS YOUR MAILING LABEL NAME IS PRINTED INCORRECTLY.